Exhibit 99.1 NEWS RELEASE

May 8, 2020
Noble Midstream Partners Reports First Quarter 2020 Results
1Q20 Actions Position NBLX to Self Fund in 2Q20 and Beyond
Houston, Texas -Noble Midstream Partners LP (NASDAQ: NBLX) (Noble Midstream or the Partnership) today reported first-quarter 2020 financial and operational results. The Partnership’s results are consolidated to include Noble Midstream’s 54.4% ownership of Black Diamond Gathering, LLC (Black Diamond Gathering).
Certain results are shown as “attributable to the Partnership,” which exclude the non-controlling interests in Black Diamond Gathering retained by Greenfield Midstream. Noble Midstream believes the results “attributable to the Partnership” provide the best representation of the ongoing operations from which the Partnership’s unitholders will benefit.
First-Quarter 2020 and Recent Highlights

•	Gathered 335 thousand barrels of gross oil and gas equivalent per day (MBoe/d) and 204 thousand barrels of produced water per day (MBw/d)

•	Generated $10 million of Net Income, $107 million of Adjusted Net EBITDA[1] and $94 million of Distributable Cash Flow[1] attributable to the Partnership

•	Closed the acquisition of Black Diamond’s 20% interest in the Saddlehorn Pipeline in the DJ Basin, increasing Noble Midstream’s exposure to high-quality, contracted cash flows

•	Commenced full service from the EPIC Crude pipeline (30% interest), connecting the Delaware Basin to Gulf Coast refining and export capacity

•	Commenced full service on the Delaware Crossing intermediate oil pipeline (50% interest), connecting the southern Delaware Basin to a growing pricing hub in Wink, Texas

1 Adjusted EBITDA, DCF and Distribution Coverage Ratio are not Generally Accepted Accounting Principles (GAAP) measures. Definitions and reconciliations of these non-GAAP measures to their most directly comparable GAAP reporting measures appear in Schedule 4 of the financial tables which follow.

“Noble Midstream extended the positive momentum from the back half of 2019 and began 2020 with strong first quarter results. We have adjusted to the current macro challenges and will continue to focus on safely executing projects and managing daily operations for all of our customers. We offer best-in-class connectivity to major market hubs, with improving operational and cost efficiencies in each part of the business.” stated Brent J. Smolik, Chief Executive Officer of the general partner of Noble Midstream.

Full-Year 2020 Updated Guidance Highlights

•	Lowered 2020 net organic capital by an incremental $65 million, totaling $140 million or more than 65% from original 2020 guidance, to a range of $60 to $80 million

•	Reduced annual operating expenses outlook by ~15% or $15 to $20 million through continued efficiencies, deferred work, and G&A cost reductions

•	Preserved approximately $200 million in cash flow in 2020 by reducing the quarterly distribution nearly 75% to $0.1875 per unit and suspending the growth rate

•	Revised the 2020 net adjusted EBITDA range to $370 to $410 million and DCF range to $280 to $310 million

•	Tightened the Equity Investment capital range to $240 million to $260 million to reflect the completion of the EPIC Crude mainline and closing of the Saddlehorn acquisition

“Noble Midstream responded quickly to the challenging market environment by reducing organic capital, deferring project expenditures and reducing our quarterly distribution. These measures minimize the cash flow impact from lower expected producer activity and enable the Partnership to reduce total debt, even in a low to no activity environment. Our portfolio benefits from strong base volumes from our gathering business and growing cash flow from our transmission segments. With the flex down of our organic capital program, and our equity-investment pipelines online, Noble Midstream is positioned to self fund, including distributions, starting this quarter.” stated Smolik.
Quarterly Financials Beat Guidance
First-quarter 2020 revenue totaled $224 million, up 17% sequentially, driven by the fourth-quarter 2019 DevCo interest acquisition as well as higher than expected volume from gathering and crude oil sales. Total operating expenses were $249 million, up sequentially from the November 2019 acquisition as well as an $110 million goodwill impairment charge. The impairment was related to the acquisition of the Saddle Butte Rockies Midstream, LLC in 2018. Field operating expenses were lower and down 20% per barrel equivalent, led by project deferrals, lower contractor labor and supply chain cost savings.
First-quarter 2020 capital expenditures of $43 million came in below the low end of guidance and were primarily comprised of well connections in the DJ and Delaware Basins. This outperformance on capital benefited from sustaining 2019 capital efficiencies, continued cost saving initiatives, and focus on optimizing projects scopes and schedule deferrals. Maintenance capital expenditures attributable to the Partnership totaled $8 million. Distributable cash flow attributable to the Partnership equaled $94 million, and with the recent distribution policy change, led to a Distribution Coverage Ratio of 5.5x.
Equity investments during first-quarter 2020 totaled $148 million, below guidance, due to EPIC capital calls moving into second quarter. This primarily included capital contributions of $30 million related to EPIC Crude, $14 million for EPIC Y-Grade and EPIC Propane, $17 million for the Delaware Crossing joint ventures and $87 million net to the Partnership for the 20% Saddlehorn acquisition.
Quarterly Gathering Volume above Guidance
In the Partnership's wholly-owned DJ Basin assets, Noble Midstream connected 41 wells in the first-quarter 2020, including 20 wells in the Mustang area, 9 connections in Wells Ranch and 12 wells in Greeley Crescent. Oil and gas gathering throughput was 160 MBoe/d and average produced water volumes were 42 MBw/d.
Black Diamond oil gathering throughput volumes averaged 92 MBo/d and oil sales volumes were 20 MBo/d. The Partnership connected 69 wells on Black Diamond's gathering system, lower sequentially due to phasing into the second quarter. Net DJ Basin capital expenditures totaled $21 million.
In the Delaware Basin, quarterly oil and gas gathering throughput was 82 MBoe/d, flat quarter-over-quarter. Produced water gathering volumes of 162 MBw/d were down 11% on a sequential basis. The Partnership connected 30 wells, including 8 third-party customer wells. Delaware Basin net capital expenditures totaled $22 million.

Pipeline JV Investments Driving Cash Flow Inflection
The Partnership’s equity investment ventures generated a slight positive EBITDA in the first-quarter 2020, impacted by the start-up of EPIC Crude and the 20% gross acquisition of the Saddlehorn pipeline. EPIC interim crude service ended in March and transitioned to the Crude mainline in April.
The Saddlehorn acquisition in the DJ Basin closed effective February 1, 2020. First-quarter 2020 volumes on the Saddlehorn pipeline averaged approximately 179 MBo/d. Volumes on the Advantage Pipeline system averaged 93 MBo/d, compared to 89 MBo/d during the fourth-quarter 2019.
Construction of the mainline on Delaware Crossing finished in March with first volumes to Wink, Texas occurring in early April. The Partnership anticipates minimal additional equity investment requirements for Delaware Crossing.
Protecting the Balance Sheet
As of March 31, 2020, the Partnership had $418 million in liquidity. During the quarter, the Partnership reduced the quarterly distribution by 73% with no planned growth. As a result, on April 27, 2020, the Board of Directors of Noble Midstream’s general partner, Noble Midstream GP LLC, declared a first quarter cash distribution of $0.1875 per unit. This reduction preserves approximately $200 million in annual cash flow.
2020 Outlook Updated Based on Reduced Producer Activity and Curtailment Scenarios
Noble Midstream has updated 2020 organic capital expenditures to a range of $60 to $80 million to reflect sustainable costs savings and lower expected customer activity. Noble Midstream has tightened the range of equity investment capital to $240 to $260 million.
Noble Midstream now estimates approximately 45 Noble Energy well connections in the DJ Basin for 2020 and 28 in the Delaware Basin, all occurring by the end of April. The Partnership still anticipates more than 150 well connections in 2020 from third parties in the DJ Basin.
With the volatility in crude pricing and uncertainty around producer curtailments and duration, Noble Midstream has suspended 2020 volume guidance and will not provide second-quarter guidance. The Partnership has analyzed multiple scenarios and provided financial and operating ranges. In the upper range of guidance, Noble Midstream forecasts moderate producer curtailments for a 1-2 month period, starting in June. In the lower range, the

Partnership has assumed significant curtailments, starting in June and continuing through August. In both scenarios, Noble Midstream does not anticipate material incremental completion activity until early 2021.
Noble Midstream now anticipates a 2020 net adjusted EBITDA range of $370 to $410 million and a Distributable Cash Flow range of $280 to $310 million. Due to the ongoing capital reductions and reduced distribution, the Distribution Coverage Ratio remains above 4.0x in 2020. Even with curtailments, the Partnership anticipates Net Debt to 2020 TTM EBITDA in a range of 3.9x to 4.3x, and below the 5.0x threshold in the Partnership's revolving credit facility covenant.

1Q20
Gross Volumes	Actuals
Oil and Gas Gathered (MBoe/d)	335
Produced Water Gathered (MBw/d)	204
Fresh Water Delivered (MBw/d)	227

Financials (in millions)
Net Income Attributable to the Partnership	$10
Net Adjusted EBITDA (1)	$107
Distributable Cash Flow (1)	$94
Distribution Coverage Ratio (1)	5.5x

Net Capital, Excluding Equity Investments	$43

(1)
Adjusted EBITDA, DCF, and Distribution Coverage Ratio are not financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). For definitions of these non-GAAP measures, see “Non-GAAP Financial Measures” below.

	2020 Guidance
Financials (in millions)
Net Adjusted EBITDA (1)	$370	-	$410
Distributable Cash Flow (1)	$280	-	$310
Net Debt to TTM EBITDA	3.9x	-	4.3x
Distribution Coverage Ratio (1)	4.0x	-	4.5x

2020 Organic Capital	$60	-	$80
Equity Investment Capital	$240	-	$260

(1)
Adjusted EBITDA, DCF, and Distribution Coverage Ratio are not financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). For definitions of these non-GAAP measures, see “Non-GAAP Financial Measures” below.

Further details with respect to the first quarter results and guidance can be found in the supplemental presentation on the Partnership's website, www.nblmidstream.com.
Conference Call
Noble Midstream will host a webcast and conference call today, May 8, at 10:00 a.m. Central Time to discuss first quarter 2020 financial and operational results. Conference call numbers for participation are 877-883-0383, or 412-902-6506 for international calls. The passcode number is 5936310. The live audio webcast and related presentation material is accessible on the ‘Investors’ page of the Partnership’s website at www.nblmidstream.com. A replay of the conference call will be available at the same web location following the event.
About Noble Midstream
Noble Midstream is a growth-oriented master limited partnership formed by Noble Energy, Inc. to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services in the DJ Basin in Colorado and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements are predictive in nature, depend upon or refer to future events or conditions or include the words “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “on schedule,” “strategy” and other similar expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Our forward-looking statements may include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded partnership and our capital programs. In addition, our forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production and the expected impact on our businesses, operations, earnings and results.
Forward-looking statements are not guarantees of future performance and are based on certain assumptions and bases, and subject to certain risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, and not all of which can be disclosed in advance. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties.
Non-GAAP Financial Measures
This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Midstream’s overall financial performance. Please see the attached schedules for reconciliations of the non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures.

Contact:
Park Carrere
Investor Relations
(281) 872-3208
park.carrere@nblmidstream.com

Schedule 1
Noble Midstream Partners LP
Revenue and Throughput Volume Statistics
(unaudited)

	Three Months Ended March 31,
	2020	2019
DJ Basin
Crude Oil Sales Volumes (Bbl/d)	19,668	7,029
Crude Oil Gathering Volumes (Bbl/d)	183,106	182,213
Natural Gas Gathering Volumes (MMBtu/d)	499,204	418,203
Natural Gas Processing Volumes (MMBtu/d)	42,668	52,349
Produced Water Gathering Volumes (Bbl/d)	42,094	38,044
Fresh Water Delivery Volumes (Bbl/d)	226,937	219,714

Delaware Basin
Crude Oil Gathering Volumes (Bbl/d)	58,556	42,160
Natural Gas Gathering Volumes (MMBtu/d)	182,282	100,545
Produced Water Gathering Volumes (Bbl/d)	162,178	123,977

Total Gathering Systems
Crude Oil Sales Volumes (Bbl/d)	19,668	7,029
Crude Oil Gathering Volumes (Bbl/d)	241,662	224,373
Natural Gas Gathering Volumes (MMBtu/d)	681,486	518,748
Barrels of Oil Equivalent (Boe/d) (1)	335,492	295,759
Natural Gas Processing Volumes (MMBtu/d)	42,668	52,349
Produced Water Gathering Volumes (Bbl/d)	204,272	162,021

Total Fresh Water Delivery
Fresh Water Delivery Volumes (Bbl/d)	226,937	219,714

(1)	Includes crude oil sales volumes that are transported on our gathering systems and sold to third-party customers.

Schedule 2
Noble Midstream Partners LP
Consolidated Statement of Operations
(in thousands, except per unit amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues
Gathering and Processing — Affiliate	$89,298	$75,380
Gathering and Processing — Third Party	21,968	19,232
Fresh Water Delivery — Affiliate	23,599	27,587
Fresh Water Delivery — Third Party	4,174	3,809
Crude Oil Sales — Third Party	82,363	32,870
Other — Affiliate	887	836
Other — Third Party	1,756	988
Total Revenues	224,045	160,702
Costs and Expenses
Cost of Crude Oil Sales	79,859	30,898
Direct Operating	26,850	30,423
Depreciation and Amortization	25,931	23,033
General and Administrative	5,486	4,361
Goodwill Impairment	109,734	—
Other Operating Expense	1,286	—
Total Operating Expenses	249,146	88,715
Operating (Loss) Income	(25,101)	71,987
Other Expense (Income)
Interest Expense, Net of Amount Capitalized	6,857	5,228
Investment Loss (Income)	5,409	(2,341)
Total Other Expense (Income)	12,266	2,887
(Loss) Income Before Income Taxes	(37,367)	69,100
Income Tax Provision	149	1,309
Net (Loss) Income	(37,516)	67,791
Less: Net Income Prior to the Drop-Down and Simplification Transaction	—	4,536
Net (Loss) Income Subsequent to the Drop-Down and Simplification Transaction	(37,516)	63,255
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(47,619)	19,696
Net Income Attributable to Noble Midstream Partners LP	10,103	43,559
Less: Net Income Attributable to Incentive Distribution Rights	—	3,507
Net Income Attributable to Limited Partners	$10,103	$40,052

Net Income Attributable to Limited Partners Per Limited Partner Unit — Basic and Diluted
Common Units	$0.11	$1.01
Subordinated Units	$—	$1.01

Weighted Average Limited Partner Units Outstanding — Basic
Common Units	90,152	23,696
Subordinated Units	—	15,903

Weighted Average Limited Partner Units Outstanding — Diluted
Common Units	90,164	23,721
Subordinated Units	—	15,903

Schedule 3
Noble Midstream Partners LP
Consolidated Balance Sheet
(in thousands, unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and Cash Equivalents	$17,656	$12,676
Accounts Receivable — Affiliate	45,149	42,428
Accounts Receivable — Third Party	34,464	44,093
Other Current Assets	10,148	8,730
Total Current Assets	107,417	107,927
Property, Plant and Equipment
Total Property, Plant and Equipment, Gross	2,053,503	2,006,995
Less: Accumulated Depreciation and Amortization	(260,734)	(244,038)
Total Property, Plant and Equipment, Net	1,792,769	1,762,957
Investments	871,030	660,778
Intangible Assets, Net	269,847	277,900
Goodwill	—	109,734
Other Noncurrent Assets	5,911	6,786
Total Assets	$3,046,974	$2,926,082
LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current Liabilities
Accounts Payable — Affiliate	$8,701	$8,155
Accounts Payable — Trade	98,271	107,705
Other Current Liabilities	12,885	11,680
Total Current Liabilities	119,857	127,540
Long-Term Liabilities
Long-Term Debt	1,650,799	1,495,679
Asset Retirement Obligations	38,357	37,842
Other Long-Term Liabilities	4,031	4,160
Total Liabilities	1,813,044	1,665,221
Mezzanine Equity
Redeemable Noncontrolling Interest, Net	109,281	106,005
Equity
Common Units (90,161 and 90,136 units outstanding, respectively)	759,145	813,999
Noncontrolling Interests	365,504	340,857
Total Equity	1,124,649	1,154,856
Total Liabilities, Mezzanine Equity and Equity	$3,046,974	$2,926,082

Schedule 4
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures
Non-GAAP Financial Measures
This news release, the financial tables and other supplemental information include Adjusted EBITDA, Distributable Cash Flow, and Distribution Coverage Ratio, all of which are non-GAAP measures which may be used periodically by management when discussing our financial results with investors and analysts.
We define Adjusted EBITDA as net income before income taxes, net interest expense, depreciation and amortization, transaction expenses, unit-based compensation and certain other items that we do not view as indicative of our ongoing performance. Additionally, Adjusted EBITDA reflects the adjusted earnings impact of our equity method investments by adjusting our equity earnings or losses from our equity method investments to reflect our proportionate share of the EBITDA of such equity method investments.
Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We define distributable cash flow as Adjusted EBITDA plus distributions received from our equity method investments less our proportionate share of Adjusted EBITDA from such equity method investments, estimated maintenance capital expenditures and cash interest paid.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash on a quarterly basis, and Distributable Cash Flow is one of the factors used by the board of directors of our general partner to help determine the amount of available cash that is available to our unitholders for a given period. We define Distribution Coverage Ratio as Distributable Cash Flow divided by total distributions declared. The Distribution Coverage Ratio is used by management to illustrate our ability to make our distributions each quarter.
We believe that the presentation of Adjusted EBITDA, Distributable Cash Flow, and Distribution Coverage Ratio provide information useful to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio is net income. Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio exclude some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio as presented herein may not be comparable to similarly titled measures of other companies.
In addition to Net Income, the GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net cash provided by operating activities. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Due to the forward-looking nature of net cash provided by operating activities, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, Noble Midstream is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to net cash provided by operating activities. Amounts excluded from these non-GAAP measures in future periods could be significant.

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation from Net Income (GAAP)
Net (Loss) Income (GAAP)	$(37,516)	$67,791
Add:
Depreciation and Amortization	25,931	23,033
Interest Expense, Net of Amount Capitalized	6,857	5,228
Income Tax Provision	149	1,309
Transaction and Integration Expenses	181	57
Proportionate Share of Equity Method Investment EBITDA Adjustments	8,912	2,003
Goodwill Impairment	109,734	—
Unit-Based Compensation and Other	516	545
Adjusted EBITDA (Non-GAAP)	114,764	99,966
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction	—	9,418
Adjusted EBITDA Subsequent to Drop-Down and Simplification Transaction	114,764	90,548
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	7,553	27,698
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	107,211	62,850
Add:
Distributions from Equity Method Investments Attributable to Noble Midstream Partners LP	6,414	6,659
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	10	3,031
Cash Interest Paid	11,549	6,558
Maintenance Capital Expenditures	8,346	5,955
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$93,720	$53,965
Distributions (Declared)	$16,906	$27,792
Distribution Coverage Ratio (Declared)	5.5x	1.9x

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted EBITDA
and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation from Net Cash Provided by Operating Activities (GAAP)
Net Cash Provided by Operating Activities (GAAP)	$118,383	$95,321
Add:
Interest Expense, Net of Amount Capitalized	6,857	5,228
Changes in Operating Assets and Liabilities	(2,896)	3,098
Transaction and Integration Expenses	181	57
Equity Method Investment EBITDA Adjustments	(6,281)	(3,628)
Other Adjustments	(1,480)	(110)
Adjusted EBITDA (Non-GAAP)	114,764	99,966
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction	—	9,418
Adjusted EBITDA Subsequent to Drop-Down and Simplification Transaction	114,764	90,548
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	7,553	27,698
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	107,211	62,850
Add:
Distributions from Equity Method Investments Attributable to Noble Midstream Partners LP	6,414	6,659
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	10	3,031
Cash Interest Paid	11,549	6,558
Maintenance Capital Expenditures	8,346	5,955
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$93,720	$53,965
Distributions (Declared)	$16,906	$27,792
Distribution Coverage Ratio (Declared)	5.5x	1.9x

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of 2020 GAAP Guidance to 2020 Non-GAAP Guidance
(in millions, unaudited)

2020 Guidance
Full Year
Reconciliation from Net Income (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Income (GAAP)	$125
Add:
Depreciation and Amortization	105
Interest Expense, Net of Amount Capitalized	30
Proportionate Share of Equity Method Investment EBITDA Adjustments	50
Goodwill Impairment	110
Other	3
Adjusted EBITDA (Non-GAAP)	423
Adjusted EBITDA Attributable to Noncontrolling Interests	33
Adjusted EBITDA Attributable to Noble Midstream Partners LP	390
Plus:
Distributions from Equity Method Investments	25
Less:
Proportionate Share of Equity Method Investment Adjusted EBITDA	40
Maintenance Capital Expenditures and Cash Interest Paid	75
Distributable Cash Flow of Noble Midstream Partners LP	$300
Distribution Coverage Ratio	4.0x - 4.5x